UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by registrant ☒
Filed by a party other than the registrant ☐

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☐ Preliminary proxy statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Section 240.14a-12

Brooklyn Federal Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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January 9, 2009

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Brooklyn Federal Bancorp, Inc. (the “Company”).  The Company is the holding company of Brooklyn Federal Savings Bank, and our common stock is traded on the NASDAQ Global Market under the symbol “BFSB.”  The Annual Meeting will be held at Brooklyn Federal Savings Bank’s main office, located at 81 Court Street, Brooklyn, New York, at 4:00 p.m., New York time, on Tuesday, February 17, 2009.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the Annual Meeting we will also report on the operations of the Company.  Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may consider the election of three directors and the ratification of the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm for fiscal year 2009.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you elect the three recommended nominees as directors and vote “FOR” the appointment of Beard Miller Company LLP.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.  Your vote is important, regardless of the number of shares that you own.

Sincerely,

Richard A. Kielty
President and Chief Executive Officer

Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York 11201
(718) 855-8500

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 17, 2009

Notice is hereby given that the Annual Meeting of Stockholders of Brooklyn Federal Bancorp, Inc. (the “Company”) will be held at Brooklyn Federal Savings Bank’s main office, located at 81 Court Street, Brooklyn, New York, on Tuesday, February 17, 2009 at 4:00 p.m., New York time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three directors to the Board of Directors;

2.	The ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2009; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on January 2, 2009, are the stockholders entitled to vote at the Annual Meeting, and at any adjournments thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available at 81 Court Street, Brooklyn, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

Sandra E. Weiss
Secretary

January 9, 2009

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 17, 2009—THIS PROXY STATEMENT AND BROOKLYN FEDERAL BANCORP, INC.’S 2008 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE AT WWW.CFPPROXY.COM/5811

PROXY STATEMENT

Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York 11201
(718) 855-8500

ANNUAL MEETING OF STOCKHOLDERS
February 17, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brooklyn Federal Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at Brooklyn Federal Savings Bank’s main office, located at 81 Court Street, Brooklyn, New York, on Tuesday, February 17, 2009, at 4:00 p.m., New York time, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 9, 2009.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.  If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on January 2, 2009 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, the Company had 12,987,018 shares of common stock issued and outstanding, 9,257,500 of which were held by BFS Bancorp, MHC (the “Mutual Holding Company”), and 3,729,518 of which were held by stockholders other than the Mutual Holding Company (“Minority Stockholders”).  The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence by proxy of the Mutual Holding Company’s shares will assure a quorum is present at the Annual Meeting.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the three nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Beard Miller Company LLP as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification.  The ratification of this matter shall be determined by a majority of the shares present and voting, without regard to broker non-votes or proxies marked ABSTAIN.

Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above.  If the Mutual Holding Company votes all of its shares in favor of the election of the three nominees proposed by the Board and in favor of the ratification of Beard Miller Company LLP as the Company’s independent registered public accounting firm, the approval of each such proposal would be assured.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all directors and executive officers of the Company as a group.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

Principal Stockholders:

BFS Bancorp, MHC	9,257,500	71.28%
81 Court Street
Brooklyn, New York 11201

BFS Bancorp, MHC (2)	9,891,520	76.16%
and all Directors and Executive Officers
as a group (11 persons)

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares.  The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
The Company’s executive officers and directors are also executive officers and directors of BFS Bancorp, MHC. Excluding shares held by BFS Bancorp, MHC, the Company’s executive officers and directors owned an aggregate of 634,020 shares, or 4.88% of the outstanding shares.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors consists of seven members, and is divided into three classes, with one class of directors elected each year.  Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected and qualified.  At the Annual Meeting, three directors will be elected to serve for a three-year period and each until his successor has been elected and shall qualify. The Board of Directors has nominated the following individuals as directors at the Annual Meeting: Angelo J. Di Lorenzo, Arthur R. Williams and Richard A. Kielty for election to a three-year term.  Mr. Kielty has been nominated as a board member due to the retirement of Vincent E. Caccese.

The table below sets forth certain information as of January 2, 2009 regarding the composition of the Company’s Board of Directors, including the terms of office of Board members, and information regarding the executive officers of the Company and of Brooklyn Federal Savings Bank, the Company’s principal operating subsidiary.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name(1)	Age(2)	Positions Held	Director Since(3)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date(4)		Percent of Class
NOMINEES
Angelo J. Di Lorenzo	67	Vice Chairman	1976	2009	181,891	(5)	1.40
Arthur R. Williams	54	Director	2007	2009	200		*
Richard A. Kielty	61	President and Chief Executive Officer	—	—	124,667	(5)	*

DIRECTORS
John A. Loconsolo	88	Director	1980	2010	65,423		*
Robert J.A. Zito	52	Director	2007	2010	36,011		*
Daniel O. Reich	76	Chairman of the Board	1985	2011	47,546		*
John C. Gallin	67	Director	1986	2011	39,861		*

All directors and executive officers as a group (11 persons)					634,020	(6)	4.88

*	Less than 1.0%
(1)
The mailing address for each person listed is 81 Court Street, Brooklyn, New York 11201.  Each of the persons listed is also a director of BFS Bancorp, MHC, which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)	As of September 30, 2008.
(3)	Reflects initial appointment to the Board of Directors of the mutual predecessor to Brooklyn Federal Savings Bank, if applicable.
(4)	See definition of “beneficial ownership” in the table “Security Ownership of Certain Beneficial Owners.”
(5)
Includes 4,343 and 4,081 for Messrs. Di Lorenzo and Kielty, respectively, shares of common stock allocated to the accounts of the executive officers under Brooklyn Federal Savings Bank’s ESOP.  Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees.  Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

(6)	Includes 16,826 of common stock allocated to the accounts of executive officers under Brooklyn Federal Savings Bank’s ESOP.

The principal occupation during the past five years of each director, nominee for director and executive officer of the Company is set forth below.  All such persons have held their present positions for five years unless otherwise stated.

Directors

Arthur R. Williams.  Mr. Williams is a certified public accountant and has served as a partner of the certified public accounting practice of A&A Williams LLP, Shelter Island, New York since 1993.

Angelo J. Di Lorenzo.  Mr. Di Lorenzo retired as an executive officer from the Bank and the Company, effective January 2, 2009.  Mr. Di Lorenzo served as Chief Executive Officer of the Bank from 1972 to January 2, 2009.  Mr. Di Lorenzo has served as a director since 1976.

John A. Loconsolo.  Mr. Loconsolo is President of Locon Corp., a real estate holding company of New York City properties, President of Loconsolo, Properties, L.L.C., a real estate holding company of New Jersey properties and President of Jack Loconsolo & Co., a wholesale and retail paint, wallpaper and sundries distributor.

Robert J.A. Zito.  Mr. Zito is a partner in the Wall Street law firm Carter Ledyard & Milburn LLP, having joined the firm in 2007.  Prior to joining Carter Ledyard & Milburn LLP, Mr. Zito was a partner in the New York office of Schiff Hardin LLP.

Daniel O. Reich.  Mr. Reich is Chairman of Reich Paper, Inc., an importer and marketer of proprietary paper brands for graphic arts applications.

John C. Gallin.  Mr. Gallin is retired.  He previously was President and the majority owner of John Gallin & Son, Inc., a building contractor.

Richard A. Kielty.  Mr. Kielty has been employed at the Bank since 1970, and became President and Chief Operating Officer effective January 1, 2008.  Prior to that, he served as Chief Financial Officer since 2002.  Effective January 2, 2009, Mr. Kielty became President and Chief Executive Officer.

Executive Officers Who Are Not a Director

Marc Leno.  Mr. Leno has been Chief Lending Officer at the Bank since 2001.  Prior to that he was a commercial mortgage-lending officer at various local financial institutions.

Marilyn Alberici.  Ms. Alberici has been Loan Servicing Officer since 1981.

Ralph Walther.  Mr. Walther became Vice President and Chief Financial Officer effective January 1, 2008.  Prior to that he served as Vice President and Controller since 2005.  Prior to that he was a Vice President and Investment Accounting Officer at New York Community Bank and Vice President and Controller at Richmond County Savings Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock.  SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4, or 5 on a timely basis.  Based on the Company’s review of ownership reports no officer or director failed to file ownership reports on a timely basis for the fiscal year ended September 30, 2008.

Board Independence

The Board of Directors has determined that except for Messrs. Di Lorenzo and Kielty, each member of the Board is an “independent director” within the meaning of the NASDAQ corporate governance listing standards.  Mr. Kielty is not considered independent because he is an executive officer of the Company and Mr. Di Lorenzo is not considered independent because he was an executive officer of the Company.  Mr. Di Lorenzo will continue to serve as a member of the Company's Nominating Committee pursuant to the "controlled company" exception to the independence requirements under the NASDAQ corporate governance standards.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company and the Bank, including the principal executive officer, principal financial officer, principal accounting officer or controller, and all persons performing similar functions.  The Code of Business Conduct and Ethics is posted on the Bank’s website at www.brooklynbank.com.  Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on the Bank’s website.

Meetings and Committees of the Board of Directors

General.  The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees include the Executive Committee, the Nominating Committee, the Audit Committee and Compensation Committee. During the fiscal year ended September 30, 2008, the Board of Directors held 12 regular meetings and all of the Company’s directors as of the previous years Annual Meeting attended such meeting. No member of the Board or any committee thereof attended fewer than 75% of said meetings.  Executive sessions of independent directors are held on a regularly scheduled basis.

Executive Committee.  The Executive Committee consists of directors Vincent E. Caccese, John A. Loconsolo (Chairman), Daniel O. Reich, John C. Gallin and Angelo J. Di Lorenzo.  The Executive Committee is authorized to act with the same authority as the board of directors of the Company between meetings of the Board.  The Executive Committee met one (1) time during the fiscal year ended September 30, 2008.

Nominating Committee.  The Nominating Committee consists of directors Vincent E. Caccese (Chairman) Angelo J. Di Lorenzo, Daniel O. Reich and John C. Gallin.  Messrs. Caccese, Reich and Gallin are considered "independent" as defined in the NASDAQ corporate governance listing standards. Mr. Di Lorenzo serves as a member of the Company's Nominating Committee pursuant to the "controlled company" exception to the independence requirements under the NASDAQ corporate governance standards. The Nominating Committee met four (4) times during the fiscal year ended September 30, 2008.  The Board of Directors has adopted a written charter for the Nominating Committee which is available on the Company’s website at www.brooklynbank.com.

The functions of the Nominating Committee include the following:

●	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

●	to review and monitor compliance with the requirements for board independence;

●	to review the committee structure and make recommendations to the Board regarding committee membership;

●	to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

●	to develop and recommend to the Board for its approval a self-evaluation process for the Board and its committees.

The Nominating Committee intends to identify nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee may engage a third party to assist in the identification of director nominees.  The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

●	has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

●	has had experiences and achievements that have given him or her the ability to exercise good business judgment;

●	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

●	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

●	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

●	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

Procedures for the Recommendation by Stockholders of Director Nominees.  The Nominating Committee has adopted procedures for the submission of recommendations for candidates by stockholders.  If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider recommended candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 81 Court Street, Brooklyn, New York 11201.  To be considered timely, the Corporate Secretary must receive a submission not less than 90 days prior to the date of the mailing date of the proxy statement relating to the preceding year’s annual meeting. The submission must include the following information:

●
the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

●	the name, address and contact information for the candidate as well as a statement of the candidate’s business and educational experience;

●	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

●	detailed information about any relationship between the proposing stockholder and the Company; and

●	a written consent that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals.”

Stockholder Communications with the Board.  A stockholder of the Company who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of the Company, 81 Court Street, Brooklyn, New York 11201, Attention:  Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

●	forward the communication to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee. The Audit Committee consists of directors John C. Gallin (Chairman), Arthur R. Williams, Daniel O. Reich and Robert J.A. Zito.  Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that director John C. Gallin qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

●	retaining, overseeing and evaluating a firm of independent certified public auditors to audit the Company’s annual financial statements;

●	in consultation with the independent auditors and the internal auditor, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

●	approving the scope of the audit in advance;

●	reviewing the financial statements and the audit report with management and the independent auditors;

●	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;

●	reviewing earnings and financial releases and quarterly reports filed with the SEC;

●	consulting with the internal audit company and reviewing management’s administration of the system of internal accounting controls;

●	approving all engagements for audit and non-audit services by the independent auditors; and

●	reviewing the adequacy of the audit committee charter.

The Audit Committee met nine (9) times during the fiscal year ended September 30, 2008.  The Audit Committee reports to the Board on its activities and findings.  The Board of Directors has adopted a written charter for the Audit Committee which is available on the Company’s website at www.brooklynbank.com.

Audit Committee Report.  The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

●	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2008;

●	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

●
Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.  In addition, the Audit Committee approved the appointment of Beard Miller Company LLP as the Company’s independent auditors for the fiscal year ending September 30, 2009, subject to the ratification of the appointment by the stockholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

John C. Gallin
Daniel O. Reich
Robert J.A. Zito
Arthur R. Williams

Transactions with Certain Related Persons

Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  However, applicable regulations permit executive officers and directors to receive the same terms through loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  Brooklyn Federal Savings Bank makes loans to its directors, officers and employees on the same rates and terms it offers to the general public.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from:  (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to Brooklyn Federal Savings Bank.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to the Company’s directors and officers are made in conformity with the Federal Reserve Act and Regulation O.  The aggregate amount of our loans to our officers and directors and their related entities was $230,000 at September 30, 2008.  These loans were performing according to their original terms at September 30, 2008.

Executive Compensation

Compensation Committee.  The Compensation Committee consists of Directors Daniel O. Reich (Chairman), John A. Loconsolo, John C. Gallin and Robert J.A. Zito.  The Compensation Committee is authorized to establish the Company’s compensation policies and review compensation matters.  The Compensation Committee met eight (8) times during the fiscal year ended September 30, 2008.

Compensation Committee Interlocks and Insider Participation.  The Compensation Committee is composed entirely of independent directors.  None of these directors had any transactions or relationships with the Company in 2008 requiring specific disclosures under SEC requirements.

Executive Officer Compensation

Summary Compensation Table. The following table sets forth for the fiscal years ended September 30, 2008 and 2007, certain information as to the total remuneration paid by the Bank to its Principal Executive Officer and its two other most highly compensated executive officers of the Bank who received salary and bonus in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)	Option Awards($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($) (7)	Total ($)
Angelo J. Di Lorenzo(1)	2008	355,674	75,000	—	—	146,619	(5)	33,024	610,317
Vice Chairman	2007	329,853	70,000	893,691	491,214	304,545		34,136	2,123,439
Richard A. Kielty,
President and Chief	2008	195,034	29,460	—	—	75,598	(6)	23,225	323,317
Executive Officer(2)	2007	168,871	29,008	541,475	280,960	78,320		25,035	1,123,669
Marc Leno, Senior Vice
President and Chief	2008	176,389	27,741	75,340	41,827	—		164,714	486,011
Lending Officer	2007	156,995	25,507	50,791	25,649	—		106,333	365,275

(1)
Mr. Di Lorenzo served as President and Chief Executive Officer during the fiscal year ended September 30, 2007 and Chief Executive Officer during the fiscal year ended September 30, 2008.  Mr. Di Lorenzo retired as an executive officer of Brooklyn Federal Bancorp, Inc. and Brooklyn Federal Savings Bank on January 2, 2009.  In connection with his retirement, Mr. Di Lorenzo received a bonus in the amount of $80,000 and a payment of $8,308 for unused sick days.  Mr. Di Lorenzo remains a member of the Boards of Director of the Company and the Bank.

(2)
Mr. Kielty served as Executive Vice President and Chief Financial Officer during the fiscal year ended September 30, 2007 and President and Chief Operating Officer during the fiscal year ended September 30, 2008.  Mr. Kielty became President and Chief Executive Officer on January 2, 2009.

(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2008 and 2007, in accordance with FAS 123(R), of restricted stock awards pursuant to the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan.  These amounts are included in note 13 to our audited financial statements for the fiscal year ended September 30, 2008 included in our Annual Report on Form 10-K.

(4)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended September 30, 2008 and 2007, in accordance with FAS 123(R), of stock options pursuant to the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan.  Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements for the fiscal year ended September 30, 2008 included in our Annual Report on Form 10-K.

(5)
2008 compensation includes $81,370 of an increase in value to Mr. Di Lorenzo’s Supplemental Executive Retirement Plan Agreement and $65,249 of an increase in value to his Split Dollar Death Benefit Plan, and 2007 compensation includes $238,433 of an increase in value to his Supplemental Executive Retirement Plan Agreement and $66,112 of an increase in value to his Split Dollar Death Benefit Plan.

(6)
2008 compensation includes $44,324 of an increase in value to Mr. Kielty’s Supplemental Executive Retirement Plan Agreement and $31,274 of an increase in value to his Split Dollar Death Benefit Plan, and 2007 compensation includes $52,651 of an increase in value to his Supplemental Executive Retirement Plan Agreement and $25,669 of an increase in value to his Split Dollar Death Benefit Plan.

(7)	All other compensation includes the following:

	Year	Reimbursement for Unused Sick Leave ($)	REIT Board Fees ($)	ESOP ($)	Mortgage Commission ($)	Automobile Allowance ($)	Restricted Stock Dividends	Total ($)
Angelo J. Di Lorenzo	2008	7,908	7,515	7,403	—	10,198	—	33,024
	2007	7,466	6,450	11,805	—	8,415	—	34,136
Richard A. Kielty	2008	4,249	7,515	7,403	—	4,058	—	23,225
	2007	4,008	6,375	10,592	—	4,060	—	25,035
Marc Leno	2008	4,001	—	7,403	145,236	4,469	3,605	164,714
	2007	3,605	—	11,805	86,431	4,492	—	106,333

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to our outstanding equity awards as of September 30, 2008 for our named executive officers.

		Outstanding Equity Awards at Fiscal Year End
		Option Awards			Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested ($)	Market value of shares or units of stock that have not vested ($)
Angelo J. Di Lorenzo, Chief Executive Officer	1/16/2007	125,000	13.30	1/16/2017	—	—
	8/21/2007	4,600	13.74	8/21/2017	—	—

Richard A. Kielty, President and Chief Operating Officer	1/16/2007	80,000	13.30	1/16/2017	—	—
	8/21/2007	12,000	13.74	8/21/2017	—	—

Marc Leno, Senior Vice President and Chief Lending Officer	1/16/2007	65,000	13.30	1/16/2017	20,800	307,632	(1)
	6/19/2007	—	—	—	1,600	23,664	(1)
	8/21/2007	11,000	13.74	8/21/2017	—	—

(1)	Represents market value based on the closing market price of the Company’s common stock of $14.79 on September 30, 2008.

Options Exercised and Stock Vested.  The following table sets forth information with respect to option exercises and common stock awards that have vested during the year ended September 30, 2008.

	Option Exercises and Stock Vested for the Fiscal Year
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)

Angelo J. Di Lorenzo, Chief Executive Officer	—	—	—	—

Richard A. Kielty, President and Chief	—	—	—	—
Operating Officer

Marc Leno, Senior Vice President and Chief	—	—	5,200	64,740	(2)
Lending Officer	—	—	4,000	4,860	(3)

(1)	The value realized on vesting represents the market value on the day the stock is vested.
(2)	The market value on the day of vesting was $12.45.
(3)	The market value on the day of vesting was $12.15.

Pension Benefits.  The following table sets forth information with respect to pension benefits at and for the year ended September 30, 2008 for the named executive officers.

	Pension Benefits for the Fiscal Year
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Angelo J. Di Lorenzo, Chief Executive Officer	Brooklyn Federal Savings Money Purchase Plan	47	1,095,914	19,691

Richard A. Kielty, President and Chief Operating Officer	Brooklyn Federal Savings Money Purchase Plan	38	630,872	19,691

Marc Leno, Senior Vice President and Chief Lending Officer	Brooklyn Federal Savings Money Purchase Plan	6	83,459	19,691

Benefit Plans and Arrangements

Employment Agreements.  The Bank entered into similar employment agreements with each of Messrs. Di Lorenzo, Kielty and Leno.  The employment agreements with Messrs. Di Lorenzo and Kielty were initially dated as of April 1, 2005, and the employment agreement with Mr. Leno was initially dated as of February 1, 2006.  Each of the employment agreements were amended and restated effective as of January 1, 2008, in order to conform the agreement to changes in the tax laws under Section 409A of the Internal Revenue Code and the regulations issued thereunder.  The Company is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder.  Each of these agreements with Messrs. Di Lorenzo and Kielty has a term of three years and the agreement with Mr. Leno has a term of two years.  On January 1 of each year the employment agreements renew for an additional year so that the remaining term will be three years (or two years for Mr. Leno), unless notice of nonrenewal is provided to the executives prior to such anniversary date.  The disinterested members of the Board are required to conduct an annual performance evaluation of each executive for purposes of determining whether to renew the employment agreement.  Under the agreements, the base salaries for Messrs. Di Lorenzo, Kielty and Leno are $360,000, $220,000 and $192,500, respectively.  In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees.  The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.

 Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment.  In the event the executive’s employment is terminated for reasons other than for cause, disability or retirement, or if executive is involuntarily terminated in connection with or following a change in control, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to his or her executive position, (ii) a material change in the nature or scope of the executive’s authority, (iii) the liquidation or dissolution of the Bank or the Company that would affect the status of the executive, (iv) a reduction in the executive’s annual compensation, or a relocation of the executive’s principal place of employment by more than 25 miles, or (v) a material breach of the employment agreement by the Bank, then the executive would be entitled to a severance payment under the agreement equal to three times (two times for Mr. Leno) the sum of the executive’s base salary and the highest rate of bonus awarded to the executive during the prior three years, payable in a lump sum.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of substantially comparable life, and non-taxable medical, dental and disability coverage for 36 months (24 months for Mr. Leno) following the date of termination.  The executive would also receive a lump sum cash payment equal to the present value (discounted at 6%) of contributions that would have been made on his or her behalf under each of the Bank’s 401(k) plan, money purchase pension plan, and employee stock ownership plan or other defined contribution plans as if the executive had continued working for the 36-month period (24 months for Mr. Leno) following his termination of employment.  In the event that their employment terminated for a reason entitling them to severance payments other than a change in control, Messrs. Di Lorenzo, Kielty and Leno would receive severance payments of approximately $1,445,809, $842,418 and $546,118, respectively, pursuant to their employment agreements.  In the event payments to the executives would result in an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements with the Bank would be reduced in order to avoid this result.  Accordingly, in the event that the severance payment provisions of the employment agreements are triggered following a change in control, Mr. Kielty’s severance payment would be reduced to $831,366 and the payments to Messrs. Lorenzo and Leno would not constitute “excess parachute payments.”  Certain severance payments and other benefits to Messrs. Di Lorenzo, Kielty and Leno may be delayed for up to six months following their “separation from service” with the Bank in the event the executive is determined to be a “specified employee” as defined in Code Section 409A.

Under each employment agreement, if an executive becomes “disabled,” as defined for purposes of Code Section 409A, the Bank shall continue to pay the executive’s salary for the longer of one year, or the remaining term of the agreement, reduced by payments to the executive under any applicable disability program.  In the event of executive’s death, his or her estate or beneficiaries will be paid executive’s base salary for one year from executive’s death, and will receive continued medical, dental, family and other benefits for one year.  Upon retirement at age 65 or such later date determined by the Board, executive will receive only those benefits to which he is entitled under any retirement plan of the Bank to which he is a party.

Upon termination of the executive’s employment other than in connection with a change in control, the executive agrees not to compete with the Bank for a period of one year following termination of employment within 25 miles of any existing branch of the Bank or any subsidiary of the Company, or within 25 miles of any office for which the Bank, or a subsidiary has filed an application for regulatory approval to establish an office, or to solicit employees or customers of the Bank during the same period.

Mr. Di Lorenzo retired as an executive officer of the Bank on January 2, 2009 and he did not receive any cash severance under his employment agreement.

Money Purchase Pension Plan.  On November 1, 1984, the Bank established the tax-qualified Brooklyn Federal Savings Bank Money Purchase Pension Plan for the benefit of its employees who are at least 21 years of age, and who have two years of employment with the Bank in which the employee has completed at least 1,000 hours of service.  Participants are 100% vested in their accounts upon entering the plan.  The Bank will make contributions each year under the plan in an amount equal to 5.4% of each participant’s total taxable compensation, up to a maximum limit of $245,000 in 2009 (as indexed), plus 5.4% of such compensation in excess of 80% of the Social Security Taxable Wage Base plus $1.00.  Amounts contributed to the plan are not taxable to participants until such amounts are withdrawn from the plan.  Participants will be entitled to receive a benefit under the plan if they have an account balance in the plan upon termination of employment due to normal or early retirement, death, disability or other separation from service.  Participants who are married when benefits begin will generally receive payments in the form of a joint and 50% survivor’s annuity, and unmarried participants will generally receive benefits in the form of a life annuity, unless an alternative form of payment is elected by the participant.  In the event a participant dies while employed by the Bank, 100% of the participant’s account balance will be used to provide such participant’s beneficiary with a death benefit.  For a married participant, the participant’s spouse will be the beneficiary of at least 50% of the death benefit, unless the participant’s spouse consents in writing to an alternative beneficiary designation.  Benefits upon a participant’s death are generally paid in the form of an annuity, unless an alternative distribution form is timely selected by the participant.

Split Dollar Death Benefits.  In November 1994, the Bank adopted collateral assignment Split Dollar Plan Agreements with Messrs. Di Lorenzo and Kielty.  Under these Split Dollar Plan Agreements, the bank officer owns the life insurance policy on his or her life and the Bank pays the premiums with an assignment by the bank officer to the Bank of the policy proceeds payable at death sufficient to repay all of the premium payments that the Bank has made on behalf of the bank officer.  At September 30, 2008, the aggregate net premiums paid by the Bank for the policies of Messrs. Di Lorenzo and Kielty were $761,000 and $437,000, respectively. Upon the death of the bank officer, the Bank will recover from the death benefit under the policy an amount sufficient to cover its net premium outlay.  Any residual death benefits amounts shall be paid to the beneficiary(ies) designated by the bank officer.  If the policy is cancelled for any reason during the lifetime of a bank officer, only the portion of the cash surrender value equal to the Bank’s net premium outlay shall be repaid to the Bank, and any excess shall be paid to the bank officer.

The Sarbanes-Oxley Act of 2002 generally prohibits a direct or indirect extension of credit from a publicly traded company or its subsidiary to any of its directors or executive officers, but it contains a specific exemption from such prohibition for loans made by a financial institution to its executive officers and directors that are in compliance with federal banking regulations.  The Sarbanes-Oxley Act provides that an extension of credit maintained on the date of enactment of the Sarbanes-Oxley Act will be “grandfathered” and will not be subject to Section 402, so long as there is no material modification to any term of any such extension of credit.  The ongoing payment of premiums by the Bank, which are repaid to the Bank from the proceeds of the policy on the death of the executive as set forth in the policy, may be considered a loan for purposes of the Sarbanes-Oxley Act.  However, the Split Dollar Plan Agreements do not permit the Bank to unilaterally discontinue the payment of premiums on the policies.  On the basis of these facts, the Company believes that to the extent that the split dollar arrangements may be considered loans, the arrangements are grandfathered under the Sarbanes-Oxley Act and are not prohibited.

Supplemental Executive Retirement Plan.  In April 1999, the Bank established a non-qualified supplemental executive retirement plan for Mr. Di Lorenzo and Mr. Kielty.  The 1999 plans were amended and restated in 2005 in order to conform the plans with changes in the tax laws and for certain other purposes, and were subsequently amended and restated effective as of December 1, 2007, in order to conform to changes in the tax laws under Code Section 409A and the regulations issued thereunder.  The 2007 supplemental executive retirement plan provides Mr. Di Lorenzo and Mr. Kielty with a supplemental retirement benefit following the executive’s retirement on or after age 65 equal to (a) 60% times the highest of the executive’s average annual compensation in any consecutive 36 month period during the 10 years prior to retirement, reduced by (b) the sum of (i) the annuitized value of executive’s benefits under the Bank’s Money Purchase Pension Plan payable as a single life annuity with 240 payments guaranteed; (ii) the annuitized value of executive’s benefit commencing at normal retirement, attributable to Bank contributions to the Bank’s 401(k) Plan payable as a single life annuity with 240 payments guaranteed; and (iii) the annuitized value of one-half of the executive’s annual Social Security retirement benefit commencing at normal retirement.  Benefits under the supplemental executive retirement plan commence on the first day of the month following retirement from the Bank or the first day of the seventh month following termination of employment if required under the tax laws, and shall be payable for the longer of the executive’s life or 240 months.  Alternatively, the executive may elect in compliance with the tax laws to receive his benefit in a single lump sum payment or in installment payments over a period of up to 10 years.  The plans provide for a reduced benefit in the event the executive becomes disabled or is terminated in connection with a change in control prior to the executive’s 65th birthday.  If the executive terminates employment prior to normal retirement for a reason other than death, disability, or a change in control, executive will be entitled to the accrued benefit under the supplemental executive retirement plan as reflected on the financial statements of the Bank, annuitized and paid in installments over a 20 year period, or in a lump sum payment or in installments over a period of up to 10 years if elected by the executive in compliance with the tax laws.

The Bank has purchased single premium life insurance policies on the lives of the two executives in a face amount of $5.0 million in order to informally fund the benefit promised under the supplemental retirement plan and to provide cost recovery upon each executive’s death.  The Bank is the owner and beneficiary of the life insurance policies.

The supplemental executive retirement plans are considered unfunded plans for tax and Employee Retirement Income Security Act purposes.  All obligations owing under the plans are payable from the general assets of the Bank, and are subject to the claims of the Bank’s creditors.  During the year ended September 30, 2008, the expense of the supplemental executive retirement plans to the Bank was approximately $126,000.

Employee Stock Ownership Plan and Trust.  The Bank sponsors the Brooklyn Federal Savings Bank Employee Stock Ownership Plan for the benefit of its employees.  Employees who are at least 21 years old with at least two years of service during which the employee has completed at least 1,000 hours of service with the Bank are eligible to participate.  As part of Brooklyn Federal Savings Bank’s 2005 reorganization and stock offering, the employee stock ownership plan trust borrowed funds from the Company and used those funds to purchase a number of shares equal to 8% of the common stock sold in the offering (317,400 shares).  Collateral for the loan is the common stock purchased by the employee stock ownership plan.  The loan will be repaid principally from the Bank’s discretionary contributions to the employee stock ownership plan over a period of up to 20 years.  The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments.  Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation.  Participants will be 100% vested in benefits under the plan upon completion of two years of credited service, with credit given to participants for years of credited service with the Bank’s mutual predecessor.  A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits will be payable in the form of common stock and/or cash.  The Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits.  Therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Pursuant to SOP 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released or committed to be released from the suspense account.  In the event of a change in control, the employee stock ownership plan will terminate and participants will become fully vested in their account balances.

Stock-Based Incentive Plan. The Company has adopted the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan (the “Incentive Plan”), to provide officers, employees and directors of the Company and Brooklyn Federal Savings Bank with additional incentives to promote the growth and performance of the Company.  Stockholders approved the Incentive Plan on April 11, 2006.  Under this plan, individuals may receive awards of common stock and grants of options to purchase common stock.  The Compensation Committee believes that stock ownership provides a significant incentive in building stockholder value by further aligning the interests of officers and employees with stockholders.  The importance of this component of compensation increases as the Company’s common stock appreciates in value.  In addition, stock option grants and stock awards vest over seven and five years, respectively, thereby providing an additional retention incentive.

The Incentive Plan authorizes the issuance of up to 907,235 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards.  No more than 259,210 shares may be issued as restricted stock awards, and no more than 648,025 shares may be issued pursuant to the exercise of stock options; provided however, that subject to Office of Thrift Supervision approval, and without increasing the number of shares available for award under the Incentive Plan (907,235), the maximum number of shares of the Company’s common stock that may be awarded as restricted stock awards may be increased by up to 100,000 shares in the event shares that underlie or are subject to awards for stock options become available for future awards as a result of forfeiture, cancellation or any other reason pursuant to Section 5(c) of the Incentive Plan.

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Incentive Plan.

Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards as follows.

(i)           Stock Options.  A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value on the date the stock option is granted.  Fair market value for purposes of the Incentive Plan means the final sales price of Company’s common stock as reported on the NASDAQ Stock Market on the date the option is granted, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity.  However, if the Company’s common stock is not reported on the NASDAQ Stock Market (or over-the-counter market), fair market value will mean the average sale price of all shares of Company common stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Company common stock sold during the 90-day period immediately preceding the date on which such stock option was granted.  The Committee will determine the fair market value if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of the Company which was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a “cashless exercise” through a third party.  Cash may be paid in lieu of any fractional shares under the Incentive Plan and generally no fewer than 100 shares may be purchased on exercise of an award unless the total number of shares available for purchase or exercise pursuant to an award is less than 100 shares.  Stock options are subject to vesting conditions and restrictions as determined by the Committee.

(ii)           Stock Appreciation Rights.  Stock appreciation rights give the recipient the right to receive a payment in Company common stock of an amount equal to the excess of the fair market value of a specified number of shares of Company common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement.  Stock appreciation rights will not be granted unless (i) the stock appreciation right is settled solely in Company common stock; and (ii) there is no further ability to defer the income received on the exercise of the stock appreciation right.

(iii)           Stock Awards.  Stock awards under the Incentive Plan will be granted only in whole shares of common stock.  Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement.  Any stock award granted under the Incentive Plan will be subject to vesting as determined by the Committee.  Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award.

Generally, all awards, except non-statutory stock options, granted under the Incentive Plan will be non-transferable except by will or in accordance with the laws of intestate succession.  Stock awards may be transferable pursuant to a qualified domestic relations order.  At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Code and the Exchange Act.  During the life of the participant, awards can only be exercised by him or her.  The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Incentive Plan upon the participant’s death.  Upon the occurrence of an event constituting a change in control of the Company as defined in the Incentive Plan, all stock options will become fully vested, and all stock awards then outstanding will vest free of restrictions.

Directors’ Compensation

Director Fees.  The Bank pays each non-employee director a monthly fee of $2,525, a board attendance fee of $565.00 and a committee attendance fee of $750.00 for each committee meeting attended.  The Company pays a quarterly fee of $5,400.00 to each non-employee director.  The Bank subsidiary, BFS REIT, Inc., pays non-employee and employee directors a monthly board attendance fee of $635.00.  The Bank subsidiary, Thrift Investors Service Corp., pays each of two non-employee directors an annual meeting attendance fee of $150.00.  The consolidated Company paid fees in cash totaling $504,735 to directors for the fiscal year ended September 30, 2008.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
John A. Loconsolo	94,050	—	—	94,050
Daniel O. Reich	94,600	—	—	94,600
John C. Gallin	79,260	—	—	79,260
Vincent Caccese (3)	86,625	—	—	86,825
Robert J.A. Zito	81,200	—	15,194	96,394
Arthur R. Williams	68,800	—	—	68,800

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2008, in accordance with FAS 123(R), of restricted stock awards pursuant to the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan.  Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements for the fiscal year ended September 30, 2008 included in our Annual Report on Form 10-K.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2008, in accordance with FAS 123(R), of stock options pursuant to the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan.  Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements for the fiscal year ended September 30, 2008 included in our Annual Report on Form 10-K.

(3)	Mr. Caccese will retire as a member of the Boards of Directors of the Company and the Bank effective February 17, 2009.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of Beard Miller Company LLP to be the Company’s independent registered public accounting firm for the 2009 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. Stockholder ratification of the selection of Beard Miller Company LLP is required by the Company’s Bylaws.  At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Beard Miller Company LLP for the Company’s fiscal year ending September 30, 2009.  A representative of Beard Miller Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Audit Fees.  The aggregate fees billed to the Company by Beard Miller Company LLP for professional services rendered by Beard Miller Company LLP for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by Beard Miller Company LLP in connection with statutory and regulatory filings and engagements were $84,659 and $83,716 during the fiscal years ended September 30, 2008 and 2007, respectively.

Audit Related Fees.  There were no fees billed to the Company by Beard Miller Company LLP in fiscal 2008 or fiscal 2007 for assurance and related services reasonably related to the performance of the audit of and review of the financial statements that are not already reported in “Audit Fees” above.

Tax Fees.  The aggregate fees billed to the Company by KPMG for tax compliance, tax advice and tax planning was $45,550 and $35,300 during the fiscal years ended September 30, 2008 and 2007, respectively.  These services included federal, state and city tax compliance services.

All Other Fees.  No other fees were billed to the Company by Beard Miller Company LLP during the fiscal years ended September 30, 2008 and 2007.  The full Audit Committee pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm and the related fees.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm.  The Audit Committee concluded that performing such services in fiscal 2008 did not affect the independent registered public accounting firm’s independence in performing its function as auditors of the Company’s financial statements.

The Company retains an independent third party for its internal audit responsibilities.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to a particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of Beard Miller Company LLP as the independent registered public accounting firm for the 2009 fiscal year, the proposal must receive at least a majority of the votes cast in person or by proxy without regard to broker non-votes or proxies marked abstain, in favor of such ratification.  The Board of Directors recommends a vote “FOR” the ratification of Beard Miller Company LLP, as the Company’s independent registered public accounting firm for the 2009 fiscal year.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 81 Court Street, Brooklyn, New York 11201, no later than September 12, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.  The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting.  No other proposal shall be acted upon at the annual meeting.  A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is February 16, 2010. Accordingly, advance written notice of business to be brought before the 2009 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than February 11, 2010.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2008 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company.  Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2008, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO CORPORATE SECRETARY, BROOKLYN FEDERAL BANCORP, INC., 81 COURT STREET, BROOKLYN, NEW YORK 11201, OR CALL  (718) 855-8500.

BY ORDER OF THE BOARD OF DIRECTORS

Sandra E. Weiss
Corporate Secretary

Brooklyn, New York
January 9, 2009

REVOCABLE PROXY

BROOKLYN FEDERAL BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
February 17, 2009

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Brooklyn Federal Savings Bank’s main office, located at 81 Court Street, Brooklyn, New York on February 17, 2009, at 4:00 p.m., New York time.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	VOTE WITHHELD
(except as marked to the contrary below)
1.	The election as directors of all nominees listed below.
		☐	☐
The following to serve for a three-year term-

Angelo J. Di Lorenzo
Arthur R. Williams
Richard A. Kielty

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of Beard Miller Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 9, 2009, and annual report to stockholders which includes audited financial statements.

Dated: ____________________________________	Check Box if You Plan ☐
to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.